Exhibit 10.17

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Non-Employee Directors)

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between Hilton Worldwide Holdings Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and the participant identified on the Signature Page attached hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock unit award provided for herein (the “Restricted Stock Unit Award”) to the Participant pursuant to the Plan and the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Restricted Stock Units.

(a) Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the number of Restricted Stock Units appearing on the signature page attached hereto (the “Award”). The Restricted Stock Units are notional units of measurement denominated in shares of Common Stock (i.e. one Restricted Stock Unit is equivalent in value to one share of Common Stock).

(b) Each Restricted Stock Unit represents an unfunded, unsecured right to receive one share of Common Stock (subject to Section 2(c)) in the future if the conditions set forth in the Plan and this Agreement are satisfied, and subject to adjustment as provided in the Plan.

2. Vesting of Restricted Stock Units.

(a) One third of the Restricted Stock Units shall become vested on each of the first, second and third anniversaries of the Date of Grant, subject to the Participant’s continued role as a member of the Board of the Company on the applicable vesting date, provided that if the number of Restricted Stock Units is not evenly divisible by three, then no fractional units shall vest and the installments shall be as equal as possible with the smaller installments vesting first. Notwithstanding the foregoing, immediately prior to and following the occurrence of a Change in Control that occurs while the Participant is a member of the Board the Company, all of the Restricted Stock Units subject to the Award, to the extent then unvested, shall become vested.

(b) Forfeiture. If the Participant ceases to be a member of the Board for any reason, the Restricted Stock Units shall, to the extent not then vested, immediately become forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor.

(c) Settlement of Restricted Stock Units. The Company shall deliver to the Participant without charge, as of the applicable vesting date, one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery.

(d) Dividend Equivalent. A Participant holding outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the vesting of Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

3. Rights as a Stockholder; Book Entry. The Participant shall not have any rights of a common stockholder of the Company in respect of the Restricted Stock Units unless and until the Participant receives and becomes the record holder of the shares of Common Stock pursuant to Section 2 above. The Company shall recognize the Participant’s ownership of Common Stock through uncertificated book entry. Upon delivery to the Participant of the shares of Common Stock pursuant to Section 2, Participant’s name shall be registered or recorded in stock transfer book and records maintained by the Company or a transfer or clearing agent designated by the Company).

4. Legend. To the extent applicable, all book entries (or certificates, if any) representing shares of Common Stock delivered to the Participant as contemplated by Section 2 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions.

Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Section 6 below.

5. No Right to Continued Service. Neither the Plan nor this Agreement nor the granting of the Restricted Stock Units hereunder shall impose any obligation on the Company or any Affiliate to continue the engagement of the Participant as a member of the Board. Further, the Company or any Affiliate (as applicable) may at any time Terminate the engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6. Transferability.

(a) The Restricted Stock Units may not at any time be Transferred and any such purported Transfer shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) “Transfer” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein

7. Withholding.

(a) The Company shall have the right and is hereby authorized to withhold, from any Shares or from any compensation (including from payroll or any other amounts payable to the Participant) the amount (in cash, Shares, or other property) of any required withholding taxes in respect of this Restricted Stock Unit Award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability.

(b) Notwithstanding the foregoing, the Participant acknowledges and agrees that to the extent consistent with applicable law and the Participant’s status as an independent consultant for U.S. Federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with this Restricted Stock Unit Award.

8. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

9. Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of the Participant and the Company hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant and the Company hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement (or any provision incorporated by reference) brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

10. Restricted Stock Units Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

Name:

Acknowledged and Agreed:

Hilton Worldwide Holdings Inc.

Name:
Title: Authorized Signatory

Date of Grant:	[—]

Restricted Stock Units:	[—]